Exhibit (a)(1)(D)
EXHIBIT B TO THE OFFER TO PURCHASE

NOTICE OF WITHDRAWAL OF TENDER

Regarding

Class M Common Stock

of

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Tendered Pursuant to the Offer to Purchase

Dated August 26, 2014

THE OFFER WILL EXPIRE AT 5:00 PM, EASTERN TIME, ON WEDNESDAY, SEPTEMBER 24, 2014 (THE “EXPIRATION TIME”), UNLESS THE OFFER IS EXTENDED.

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE EXPIRATION TIME. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.

Complete this Notice of Withdrawal and deliver to the address below. This Notice of Withdrawal must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that Notices of Withdrawal delivered via facsimile, email, in peson, or other method of delivery not specified in clauses (i) through (iii) of the immediately preceding sentence will not be accepted.

Jones Lang LaSalle Income Property Trust, Inc.
c/o DST Systems, Inc.
P.O. Box 219165
Kansas City, Missouri 64121-9165
Attn: Stockholder Services

Or by overnight delivery:
Jones Lang LaSalle Income Property Trust, Inc.
c/o DST Systems, Inc.
430 West 7th Street, Suite 219165
Kansas City, Missouri 64105

For additional information, you may phone Stockholder Services at (855) 652-0277.

Jones Lang LaSalle Income Property Trust, Inc. - Withdrawal of Tender

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of Class M common stock, $0.01 par value per share (the “Shares”), in Jones Lang LaSalle Income Property Trust, Inc. (the “Company”), or the tender of a portion of such Shares, for repurchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated _________, 2014 for:

Account _____________________________.

Such tender was in the amount of (check one box):

☐    All of my Shares.

☐    ______________ Shares.

Authorization to Withdraw Tender Request

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered (or the portion of such Shares noted above) will not be repurchased by the Company upon expiration of the tender offer described above.

__________________________________________ _________________________
Name (Please Print)                     SSN/TIN

__________________________________________ _________________________
Name (Please Print)                     SSN/TIN

_________________________________________________________________________
Street Address

____________________________________ ________ ____________
City      State Zip Code

_______________________________________________________________
Signature - Stockholder                     Date

_______________________________________________________________
Signature - Co-Stockholder                Date